                                                                      Exhibit 14

   LISTING OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH AIG ANNUITY LIFE INSURANCE COMPANY, THE DEPOSITOR OF REGISTRANT

                                                                                                      % OF VOTING
                                                                                                      SECURITIES OWNED
                                                                                 JURISDICTION OF      BY ITS IMMEDIATE
NAME OF CORPORATION*                                                             INCORPORATION        PARENT
--------------------                                                             -------------        ------
American General Corporation                                                     Texas                 100%
     AGC Life Insurance Company                                                  Missouri              100%
         AIG Life of Bermuda, Ltd.                                               Bermuda               100%
         All American Life Insurance Company                                     Illinois              100%
         American General Bancassurance Services, Inc.                           Illinois              100%
              WSMRP, Ltd.                                                        Turks & Caicos        100%
         American General Life and Accident Insurance Company                    Tennessee             100%
         North Central Life Insurance Company                                    Minnesota             100%
              North Central Caribbean Life, Ltd.                                 Nevis                 100%
         The Old Line Life Insurance Company of America                          Wisconsin             100%
         The United States Life Insurance Company in the City of New York        New York              100%
         American General Life Insurance Company                                 Texas                 100%
              American General Annuity Service Corporation                       Texas                 100%
         American General Life Companies                                         Delaware              100%
         American General Life Insurance Company of New York                     New York              100%
         The Variable Annuity Life Insurance Company                             Texas                 100%
              The Variable Annuity Marketing Company                             Texas                 100%
              American General Retirement Services Company                       Texas                 100%
              VALIC Trust Company                                                Texas                 100%
     American General Property Insurance Company                                 Tennessee             51.85%**
         American General Property Insurance Company of Florida                  Florida               100%
     The Franklin Life Insurance Company                                         Illinois              100%
         The American Franklin Life Insurance Company                            Illinois              100%
         Franklin Financial Services Corporation                                 Delaware              100%
     AIG Annuity Insurance Company                                               Texas                 100%

*Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

**Also owned 48.15% by American General Life and Accident Insurance Company.